Exhibit 99.2
FieldPoint Petroleum Corporation
Estimates of
Future Reserves and Revenues
As of January 1, 2011
SEC Price Guideline Case

Table of Contents

Discussion

Reserve Definitions

Summaries by Reserve Category

Total Proved
Proved Producing
Proved Behind Pipe
Proved Shut-in
Proved Undeveloped

One-Line Summaries

Sort by Reserve Category
Sort by Field
Value Sort — by PW10%

Proved Developed Producing
Proved Behind Pipe
Proved Shut-In
Proved Undeveloped

March 9, 2011
Mr. Ray Reaves
FieldPoint Petroleum Corporation
1703 Edelweiss Drive
Cedar Park, Texas 76613
Ref:	FieldPoint Petroleum Corporation Estimates of Proved Reserves and Revenues As of January 1, 2011 SEC Guideline Case
Dear Mr. Reaves:
In accordance with your request, we have estimated total proved reserves as of January 1, 2011 to FieldPoint Petroleum Corporation’s interests in selected oil and gas properties located in Louisiana, New Mexico, Oklahoma, Texas and Wyoming.
As presented in this report, we estimate the net reserves and future net revenue to FieldPoint Petroleum Corporation’s interests as follows:
FieldPoint Petroleum Corporation
Total Proved Reserves
As of January 1, 2011

	Proved
	Developed	Proved	Proved
SEC Price Guideline Case	Producing	Behind Pipe	Undeveloped	Total Proved

Estimated Future Net Liquids, MBbl	677.39	25.12	269.62	972.13
Estimated Future Net Gas, MMcf	1,374.03	298.36	445.68	2,118.07

Total Future Gross Revenue, M$	56,345.90	3,126.41	22,508.53	81,980.84
Direct Operating Costs, Transportation, and Taxes, M$	27,819.64	917.75	8,604.54	37,341.93

Capital Expenditures, M$	0	129.17	6,285.00	6,414.17
Estimated Future Net Revenue (“FNR”), M$	28,526.26	2,079.49	7,618.99	38,224.75
Discounted FNR at 10%, M$	14,746.34	1,151.44	4,593.07	20,490.86
Discounted FNR at 15%, M$	11,937.14	895.19	3,362.30	16,194.63
This report has been prepared in accordance with the Society of Petroleum Engineers (“SPE”) - Petroleum Resources Management System (“SPE-PRMS”). Risk factors have not been applied to these estimates. A copy of the SPE-PRMS oil and gas reserve definitions for “Proved” reserves (Table 3 to the SPE-PRMS) are attached hereto. This report also conforms to our understanding of the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by SPE and the Guidelines for Application of Definitions for Oil and Gas Reserves prepared by the Society of Petroleum Evaluation Engineers (“SPEE”).

The oil reserves shown are expressed in barrels where one barrel equals 42 US gallons. Gas volumes are expressed in millions of standard cubic feet (MMCF). The reserve and income quantities attributable to the different reserve classifications that are included herein have not been adjusted to reflect the varying degrees of risk associated with them and thus are not comparable.
Future reserves in this report are based on conventional decline curve analysis. The reserves are expressed as property gross and net reserves. Values for reserves are expressed in terms of future net revenue and present worth of future net revenue. Future net revenue is defined as revenue that will accrue to the appraised interests from the production and sale of the estimated net reserves after deducting production taxes, ad valorem taxes, direct lease operating expenses and capital costs. Neither plug and abandonment costs nor salvage was considered in this evaluation. No estimate of Federal Income Tax has been made in this report. Present worth is defined as the future net revenue discounted at the rate shown per year, compounded monthly. The present worth used in this case is 10% per year, compounded monthly.
Prices utilized herein are the average prices of the 12-month prior to the ending date of the period covered by this report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period. An average oil price of $79.43 per barrel based on the WTI Cushing, Oklahoma SPOT price and an average gas price of $4.38 per Mcf based on the Henry Hub Gas Cash Market Price were used. No price escalations are included in this report as per SEC regulations. Where applicable, transportation costs have been included and adjustments for heating content, premiums and basis differentials have been applied.
Lease operating expenses are used to establish the economic limit of each property in this report and were not escalated. FieldPoint Petroleum Corporation provided these expenses for the Bass Petroleum, Inc. (part of FieldPoint Petroleum Corporation) operated wells and the non-operated wells. FieldPoint removed COPAS operating charges, capital expenditures and ad valorem taxes from the monthly operating expenses. Severance and ad valorem taxes were also applied as a percentage of gross revenue. A property is considered uneconomic when expenses exceed gross revenues.
Information necessary for the preparation of these estimates was obtained from records furnished by FieldPoint Petroleum Corporation and from commercially available data sources. For purposes of this report, the individual well test and production data, as reported by the above sources, were accepted as represented together with all other factual data presented by FieldPoint Petroleum Corporation including the extent and character of the interest evaluated. No field inspection of the properties was performed.
All reserve estimates herein have been performed in accordance with sound engineering principles and generally accepted industry practice. As in all aspects of oil and gas evaluations, there are uncertainties inherent in the interpretation of engineering and geologic data and all conclusions and projections contained herein represent the informed, professional judgment of the undersigned. The reserves may or may not be recovered, and the revenues therefrom and the cost related thereto could be more or less than the estimated amounts. Estimates of reserves may increase or decrease as a result of future operations, governmental policies, product supply and demand, and also are subject to revision as additional operating history becomes available and as economic conditions change.

FIELDPOINT PETROLEUM CORPORATION	March 9, 2011

The evaluation of potential environmental liability costs from the operation and abandonment of the properties evaluated was beyond the scope of this report. In addition, no evaluation was made to determine the degree of operator compliance with current environmental rules, regulations and reporting requirements. Therefore, no estimate of the potential economic liability, if any, from environmental concerns is included in the projections presented herein.
FieldPoint Petroleum Corporation provided basic well information, operating costs, initial test rates and ownership interests which we have accepted as correct. Historical production data was obtained from public sources such as state regulatory agencies, Lasser Production Data Services and IHS Energy Data Services. Digital, hard copy and other pertinent data relating to the properties evaluated will be retained in our files and will be available for review upon request. We have not inspected or performed well tests on the individual properties in this report.
We do not own an interest in the subject properties. The employment to make this study and the compensation is not contingent on our estimates of reserves and future income for the subject properties.
We appreciate the opportunity to prepare this report. If you have any questions regarding this report or if we can assist in any other way please do not hesitate to call. Thank you again for the opportunity to be of service in this matter.
Sincerely,
Wayman T. Gore, Jr., P.E.
President
PGH Petroleum & Environmental Engineers, L.L.C.
Amy M. Huff, P.E.
Staff Engineer

FIELDPOINT PETROLEUM CORPORATION	March 9, 2011

Table 3: Reserves Category Definitions and Guidelines

Category	Definition	Guidelines
Proved Reserves	Proved Reserves are those quantities of petroleum, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under defined economic conditions, operating methods, and government regulations.	If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

The area of the reservoir considered as Proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) adjacent undrilled portions of the reservoir that can reasonably be judged as continuous with it and commercially productive on the basis of available geoscience and engineering data.

In the absence of data on fluid contacts, Proved quantities in a reservoir are limited by the lowest known hydrocarbon (LKH) as seen in a well penetration unless otherwise indicated by definitive geoscience, engineering, or performance data. Such definitive information may include pressure gradient analysis and seismic indicators. Seismic data alone may not be sufficient to define fluid contacts for Proved reserves (see “2001 Supplemental Guidelines,” Chapter 8).

Reserves in undeveloped locations may be classified as Proved provided that:

•    The locations are in undrilled areas of the reservoir that can be judged with reasonable certainty to be commercially productive.

•    Interpretations of available geoscience and engineering data indicate with reasonable certainty that the objective formation is laterally continuous with drilled Proved locations.

For Proved Reserves, the recovery efficiency applied to these reservoirs should be defined based on a range of possibilities supported by analogs and sound engineering judgment considering the characteristics of the Proved area and the applied development program.

Probable Reserves	Probable Reserves are those additional Reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than Proved Reserves but more certain to be recovered than Possible Reserves.	It is equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated Proved plus Probable Reserves (2P). In this context, when probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the 2P estimate.

Probable Reserves may be assigned to areas of a reservoir adjacent to Proved where data control or interpretations of available data are less certain. The interpreted reservoir continuity may not meet the reasonable certainty criteria.

Probable estimates also include incremental recoveries associated with project recovery efficiencies beyond that assumed for Proved.

Category	Definition	Guidelines
Possible Reserves	Possible Reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recoverable than Probable Reserves.	The total quantities ultimately recovered from the project have a low probability to exceed the sum of Proved plus Probable plus Possible (3P), which is equivalent to the high estimate scenario. When probabilistic methods are used, there should be at least a 10% probability that the actual quantities recovered will equal or exceed the 3P estimate.

Possible Reserves may be assigned to areas of a reservoir adjacent to Probable where data control and interpretations of available data are progressively less certain. Frequently, this may be in areas where geoscience and engineering data are unable to clearly define the area and vertical reservoir limits of commercial production from the reservoir by a defined project.

Possible estimates also include incremental quantities associated with project recovery efficiencies beyond that assumed for Probable.

Probable and Possible Reserves	(See above for separate criteria for Probable Reserves and Possible Reserves.)	The 2P and 3P estimates may be based on reasonable alternative technical and commercial interpretations within the reservoir and/or subject project that are clearly documented, including comparisons to results in successful similar projects.

In conventional accumulations, Probable and/or Possible Reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from Proved areas by minor faulting or other geological discontinuities and have not been penetrated by a wellbore but are interpreted to be in communication with the known (Proved) reservoir. Probable or Possible Reserves may be assigned to areas that are structurally higher than the Proved area. Possible (and in some cases, Probable) Reserves may be assigned to areas that are structurally lower than the adjacent Proved or 2P area.

Caution should be exercised in assigning Reserves to adjacent reservoirs isolated by major, potentially sealing, faults until this reservoir is penetrated and evaluated as commercially productive. Justification for assigning Reserves in such cases should be clearly documented. Reserves should not be assigned to areas that are clearly separated from a known accumulation by non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results); such areas may contain Prospective Resources.

In conventional accumulations, where drilling has defined a highest known oil (HKO) elevation and there exists the potential for an associated gas cap, Proved oil Reserves should only be assigned in the structurally higher portions of the reservoir if there is reasonable certainty that such portions are initially above bubble point pressure based on documented engineering analyses. Reservoir portions that do not meet this certainty may be assigned as Probable and Possible oil and/or gas based on reservoir fluid properties and pressure gradient interpretations.

Summaries by Reserve Category

Date: 03/09/2011 11:16:30 AM	ECONOMIC SUMMARY PROJECTION	Proved Rsv Class

Project Name:	FieldPoint Petroleum Corporation	As Of Date: 01/01/2011
Partner:	All Cases	Discount Rate (%): 10.00
Case Type:	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl):	77,321.56
Cum Gas (MMcf):	29,676.32
Cum NGL (Mgal):	0.06

	Gross	Gross	Gross	Net	Net	Net	Oil	Gas	NGL	Total
	Oil	Gas	NGL	Oil	Gas	NGL	Price	Price	Price	Revenue
Year	(Mbbl)	(MMcf)	(Mgal)	(Mbbl)	(MMcf)	(Mgal)	($/bbl)	($/Mcf)	($/gal)	(M$)

2011	305.28	701.87	0.18	98.99	177.88	0.08	74.87	4.46	0.55	8,205.63
2012	257.14	626.30	0.17	81.49	156.50	0.08	74.92	4.34	0.55	6,785.17
2013	336.91	761.53	0.16	90.31	179.13	0.07	75.71	4.53	0.55	7,647.95
2014	281.85	630.68	0.16	76.39	148.52	0.07	75.67	4.56	0.55	6,457.61
2015	233.94	604.75	0.15	65.41	134.17	0.06	75.58	4.45	0.55	5,540.77

2016	200.76	910.71	0.14	56.10	146.32	0.06	75.46	4.28	0.55	4,859.89
2017	177.11	624.76	0.13	50.34	116.85	0.06	75.37	4.33	0.55	4,299.71
2018	146.57	487.43	0.12	43.76	100.12	0.05	75.18	4.34	0.55	3,724.12
2019	129.47	413.35	0.12	39.27	89.14	0.05	75.07	4.33	0.55	3,334.23
2020	121.63	367.74	0.11	36.07	81.47	0.05	75.04	4.31	0.55	3,057.97

2021	110.31	320.52	0.10	32.96	73.56	0.05	75.00	4.31	0.55	2,789.00
2022	101.57	285.26	0.10	30.62	67.29	0.04	74.96	4.31	0.55	2,585.42
2023	93.80	255.63	0.09	28.45	61.35	0.04	74.92	4.29	0.55	2,395.12
2024	85.61	228.80	0.09	26.03	55.58	0.04	74.89	4.28	0.55	2,187.59
2025	76.80	199.51	0.08	23.44	49.97	0.04	74.92	4.29	0.55	1,970.16

Rem	465.84	1,576.06	0.83	192.47	480.21	0.36	74.22	3.86	0.55	16,140.50
Total	3,124.60	8,994.89	2.75	972.10	2,118.07	1.19	75.03	4.27	0.55	81,980.84

Ult	80,446.16	38,671.21	2.81

		Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2011	78.00	549.26	290.01	3,995.20	1,549.38	0.00	0.00	0.00	1,821.78	1,591.86
2012	80.00	448.56	225.50	1,866.13	1,599.83	0.00	0.00	0.00	2,645.16	3,905.39
2013	81.00	512.04	228.23	357.84	1,673.61	0.00	0.00	0.00	4,876.23	7,703.75
2014	81.00	429.63	188.34	0.00	1,653.58	0.00	0.00	0.00	4,186.05	10,664.30
2015	79.00	366.93	159.79	45.00	1,610.16	0.00	0.00	0.00	3,358.89	12,814.33

2016	74.00	324.05	139.19	0.00	1,452.62	0.00	0.00	0.00	2,944.03	14,519.87
2017	72.00	285.00	122.59	0.00	1,440.22	0.00	0.00	0.00	2,451.90	15,805.22
2018	69.00	245.00	106.20	0.00	1,282.11	0.00	0.00	0.00	2,090.81	16,797.32
2019	40.00	217.58	94.75	150.00	1,187.74	0.00	0.00	0.00	1,684.16	17,520.40
2020	37.00	199.29	86.42	0.00	1,135.18	0.00	0.00	0.00	1,637.09	18,156.92

2021	34.00	181.67	78.41	0.00	1,112.92	0.00	0.00	0.00	1,415.99	18,655.18
2022	34.00	168.07	72.24	0.00	1,112.92	0.00	0.00	0.00	1,232.18	19,047.69
2023	34.00	155.47	66.56	0.00	1,103.96	0.00	0.00	0.00	1,069.14	19,356.00
2024	32.00	141.58	59.57	0.00	1,056.02	0.00	0.00	0.00	930.43	19,598.89
2025	28.00	127.46	52.86	0.00	987.40	0.00	0.00	0.00	802.43	19,788.46

Rem.		1,028.35	438.60	0.00	9,595.07	0.00	0.00	0.00	5,078.49	702.39
Total		5,379.96	2,409.25	6,414.17	29,552.71	0.00	0.00	0.00	38,224.75	20,490.86

	Present Worth Profile (M$)
		PW	5.00%:	27,068.34
Disc. Initial Invest. (M$):	3,925.345	PW	8.00%:	22,763.10
ROInvestment (disc/undisc):	6.22 / 10.55	PW	10.00%:	20,490.86
Years to Payout:	0.70	PW	12.00%:	18,571.06
Internal ROR (%):	178.90	PW	15.00%:	16,194.63
		PW	20.00%:	13,183.14

TRC Eco DetailedNGL.rpt	Page: 1

Date: 03/09/2011 11:16:30 AM	ECONOMIC SUMMARY PROJECTION

Project Name:	FieldPoint Petroleum Corporation	As Of Date: 01/01/2011	Proved Rsv Class
Partner:	All Cases	Discount Rate (%): 10.00	Producing Rsv Category
Case Type:	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl):	76,171.99
Cum Gas (MMcf):	28,541.52
Cum NGL (Mgal):	0.06

	Gross	Gross	Gross	Net	Net	Net	Oil	Gas	NGL	Total
	Oil	Gas	NGL	Oil	Gas	NGL	Price	Price	Price	Revenue
Year	(Mbbl)	(MMcf)	(Mgal)	(Mbbl)	(MMcf)	(Mgal)	($/bbl)	($/Mcf)	($/gal)	(M$)

2011	192.13	507.32	0.18	59.11	109.37	0.08	75.07	4.52	0.55	4,930.95
2012	172.55	439.18	0.17	54.15	99.57	0.08	75.04	4.46	0.55	4,507.79
2013	156.38	388.05	0.16	49.78	91.40	0.07	75.02	4.44	0.55	4,139.55
2014	140.04	347.87	0.16	45.64	84.46	0.07	75.12	4.41	0.55	3,801.19
2015	128.30	271.07	0.15	42.02	76.55	0.06	75.08	4.40	0.55	3,491.78

2016	116.36	231.88	0.14	37.30	69.59	0.06	74.98	4.39	0.55	3,102.73
2017	107.31	210.71	0.13	34.79	64.29	0.06	74.95	4.38	0.55	2,889.19
2018	87.20	191.44	0.12	30.60	59.66	0.05	74.73	4.36	0.55	2,546.81
2019	74.94	174.65	0.12	27.68	55.30	0.05	74.59	4.34	0.55	2,304.59
2020	69.23	159.38	0.11	25.55	51.65	0.05	74.53	4.33	0.55	2,128.22

2021	64.96	148.05	0.10	23.90	48.39	0.05	74.54	4.31	0.55	1,989.98
2022	61.52	138.17	0.10	22.70	45.61	0.04	74.53	4.31	0.55	1,888.56
2023	58.15	128.06	0.09	21.49	42.47	0.04	74.52	4.28	0.55	1,783.17
2024	54.97	118.88	0.09	20.36	39.81	0.04	74.50	4.26	0.55	1,686.40
2025	50.23	104.24	0.08	18.75	36.68	0.04	74.55	4.27	0.55	1,554.23

Rem	275.43	1,017.39	0.83	163.55	399.23	0.36	73.79	3.84	0.55	13,600.75
Total	1,809.70	4,576.36	2.75	677.36	1,374.03	1.19	74.61	4.23	0.55	56,345.90

Ult	77,981.69	33,117.88	2.81

		Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2011	75.00	314.10	126.61	0.00	1,452.92	0.00	0.00	0.00	3,037.32	2,893.87
2012	74.00	286.44	115.84	0.00	1,438.71	0.00	0.00	0.00	2,666.80	5,193.60
2013	71.00	262.59	106.46	0.00	1,432.56	0.00	0.00	0.00	2,337.94	7,018.34
2014	71.00	240.88	97.84	0.00	1,398.06	0.00	0.00	0.00	2,064.42	8,476.92
2015	68.00	221.29	89.95	0.00	1,353.96	0.00	0.00	0.00	1,826.58	9,645.22

2016	63.00	198.16	80.08	0.00	1,192.57	0.00	0.00	0.00	1,631.91	10,589.97
2017	61.00	184.54	74.60	0.00	1,180.17	0.00	0.00	0.00	1,449.87	11,349.67
2018	58.00	161.47	65.91	0.00	1,022.07	0.00	0.00	0.00	1,297.36	11,965.02
2019	28.00	145.36	59.74	0.00	925.34	0.00	0.00	0.00	1,174.16	12,469.15
2020	25.00	135.10	55.22	0.00	868.12	0.00	0.00	0.00	1,069.78	12,884.92

2021	22.00	126.50	51.65	0.00	845.87	0.00	0.00	0.00	965.96	13,224.71
2022	22.00	120.02	49.01	0.00	845.87	0.00	0.00	0.00	873.66	13,502.92
2023	22.00	113.36	46.28	0.00	836.91	0.00	0.00	0.00	786.62	13,729.69
2024	20.00	107.32	43.77	0.00	826.32	0.00	0.00	0.00	709.00	13,914.72
2025	17.00	99.21	40.37	0.00	785.98	0.00	0.00	0.00	628.68	14,063.22

Rem.		864.75	362.46	0.00	6,367.35	0.00	0.00	0.00	6,006.19	683.12
Total		3,581.06	1,465.79	0.00	22,772.79	0.00	0.00	0.00	28,526.26	14,746.34

	Present Worth Profile (M$)
		PW	5.00%:	19,393.61
Disc. Initial Invest. (M$):	0.000	PW	8.00%:	16,299.47
ROInvestment (disc/undisc):	0.00/0.00	PW	10.00%:	14,746.34
Years to Payout:	0.00	PW	12.00%:	13,471.97
Internal ROR (%):	0.00	PW	15.00%:	11,937.14
		PW	20.00%:	10,049.84

TRC Eco DetailedNGL.rpt	Page: 2

Date: 03/09/2011 11:16:30 AM	ECONOMIC SUMMARY PROJECTION

Project Name:	FieldPoint Petroleum Corporation	As Of Date: 01/01/2011	Proved Rsv Class
Partner:	All Cases	Discount Rate (%): 10.00	Behind Pipe Rsv Category
Case Type:	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl):	0.00
Cum Gas (MMcf):	0.00
Cum NGL (Mgal):	0.00

	Gross	Gross	Gross	Net	Net	Net	Oil	Gas	NGL	Total
	Oil	Gas	NGL	Oil	Gas	NGL	Price	Price	Price	Revenue
Year	(Mbbl)	(MMcf)	(Mgal)	(Mbbl)	(MMcf)	(Mgal)	($/bbl)	($/Mcf)	($/gal)	(M$)

2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2012	1.27	38.70	0.00	0.38	11.61	0.00	79.43	3.39	0.00	69.60
2013	40.45	129.54	0.00	4.94	29.20	0.00	76.01	4.55	0.00	508.34
2014	29.06	90.20	0.00	3.53	20.10	0.00	75.98	4.60	0.00	360.73
2015	20.55	186.61	0.00	2.52	24.10	0.00	76.03	4.22	0.00	293.16

2016	16.02	559.63	0.00	1.98	49.87	0.00	76.06	3.90	0.00	344.64
2017	13.11	314.48	0.00	1.62	30.46	0.00	76.09	3.96	0.00	244.12
2018	11.15	210.70	0.00	1.39	21.89	0.00	76.11	4.00	0.00	192.94
2019	9.70	155.12	0.00	1.21	17.10	0.00	76.13	4.02	0.00	160.94
2020	8.62	121.36	0.00	1.08	14.04	0.00	76.14	4.05	0.00	138.83

2021	7.71	98.15	0.00	0.96	11.80	0.00	76.14	4.07	0.00	121.38
2022	6.94	81.76	0.00	0.87	10.14	0.00	76.14	4.08	0.00	107.44
2023	6.24	69.43	0.00	0.78	8.82	0.00	76.14	4.10	0.00	95.56
2024	5.63	59.96	0.00	0.70	7.76	0.00	76.14	4.11	0.00	85.49
2025	5.06	51.84	0.00	0.63	6.82	0.00	76.14	4.12	0.00	76.19

Rem	17.95	185.54	0.00	2.53	34.65	0.00	76.78	3.83	0.00	327.07
Total	199.47	2,353.01	0.00	25.12	298.36	0.00	76.18	4.06	0.00	3,126.41

Ult	199.47	2,353.01	0.00

		Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2012	1.00	5.37	3.48	67.13	1.13	0.00	0.00	0.00	-7.50	-7.15
2013	2.00	37.50	16.25	17.04	24.04	0.00	0.00	0.00	413.51	314.32
2014	2.00	26.59	11.43	0.00	28.18	0.00	0.00	0.00	294.54	522.96
2015	3.00	21.90	9.19	45.00	28.85	0.00	0.00	0.00	188.21	643.79

2016	3.00	26.57	10.16	0.00	32.70	0.00	0.00	0.00	275.21	803.61
2017	3.00	18.63	7.42	0.00	32.70	0.00	0.00	0.00	185.37	900.92
2018	3.00	14.64	5.98	0.00	32.70	0.00	0.00	0.00	139.63	967.23
2019	3.00	12.17	5.05	0.00	32.70	0.00	0.00	0.00	111.02	1,014.94
2020	3.00	10.47	4.40	0.00	32.70	0.00	0.00	0.00	91.26	1,050.44

2021	3.00	9.13	3.87	0.00	32.70	0.00	0.00	0.00	75.68	1,077.08
2022	3.00	8.07	3.44	0.00	32.70	0.00	0.00	0.00	63.23	1,097.23
2023	3.00	7.17	3.07	0.00	32.70	0.00	0.00	0.00	52.63	1,112.42
2024	3.00	6.41	2.75	0.00	32.70	0.00	0.00	0.00	43.64	1,123.81
2025	3.00	5.71	2.45	0.00	32.70	0.00	0.00	0.00	35.33	1,132.17

Rem.		24.65	12.20	0.00	172.48	0.00	0.00	0.00	117.74	19.28
Total		235.00	101.12	129.17	581.63	0.00	0.00	0.00	2,079.49	1,151.44

	Present Worth Profile (M$)
		PW	5.00%:	1,520.29
Disc. Initial Invest. (M$):	70.594	PW	8.00%:	1,282.23
ROInvestment (disc/undisc):	17.31 / 25.71	PW	10.00%:	1,151.44
Years to Payout:	2.17	PW	12.00%:	1,038.30
Internal ROR (%):	400.60	PW	15.00%:	895.19
		PW	20.00%:	709.96

TRC Eco DetailedNGL.rpt	Page: 3

Date: 03/09/2011 11:16:30 AM	ECONOMIC SUMMARY PROJECTION

Project Name:	FieldPoint Petroleum Corporation	As Of Date: 01/01/2011	Proved Rsv Class
Partner:	All Cases	Discount Rate (%): 10.00	Shut-In Rsv Category
Case Type:	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl):	827.84
Cum Gas (MMcf):	1,056.67
Cum NGL (Mgal):	0.00

	Gross	Gross	Gross	Net	Net	Net	Oil	Gas	NGL	Total
	Oil	Gas	NGL	Oil	Gas	NGL	Price	Price	Price	Revenue
Year	(Mbbl)	(MMcf)	(Mgal)	(Mbbl)	(MMcf)	(Mgal)	($/bbl)	($/Mcf)	($/gal)	(M$)
2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Ult	827.84	1,056.67	0.00

		Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)
2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Rem.		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Present Worth Profile (M$)
		PW	5.00%:	0.00
Disc. Initial Invest. (M$):	0.000	PW	8.00%:	0.00
ROInvestment (disc/undisc):	0.00 / 0.00	PW	10.00%:	0.00
Years to Payout:	0.00	PW	12.00%:	0.00
Internal ROR (%):	0.00	PW	15.00%:	0.00
		PW	20.00%:	0.00

TRC Eco DetailedNGL.rpt	Page: 4

Date: 03/09/2011 11:16:30 AM	ECONOMIC SUMMARY PROJECTION

Project Name:	FieldPoint Petroleum Corporation	As Of Date: 01/01/2011	Proved Rsv Class
Partner:	All Cases	Discount Rate (%): 10.00	Undeveloped Rsv Category
Case Type:	REPORT BREAK TOTAL CASE	Custom Selection

Cum Oil (Mbbl):	0.00
Cum Gas (MMcf):	0.00
Cum NGL (Mgal):	0.00

	Gross	Gross	Gross	Net	Net	Net	Oil	Gas	NGL	Total
	Oil	Gas	NGL	Oil	Gas	NGL	Price	Price	Price	Revenue
Year	(Mbbl)	(MMcf)	(Mgal)	(Mbbl)	(MMcf)	(Mgal)	($/bbl)	($/Mcf)	($/gal)	(M$)

2011	113.15	194.55	0.00	39.89	68.51	0.00	74.58	4.38	0.00	3,274.68
2012	83.33	148.42	0.00	26.96	45.33	0.00	74.62	4.33	0.00	2,207.79
2013	140.07	243.94	0.00	35.59	58.52	0.00	76.64	4.66	0.00	3,000.06
2014	112.76	192.60	0.00	27.22	43.97	0.00	76.57	4.81	0.00	2,295.68
2015	85.09	147.07	0.00	20.87	33.52	0.00	76.51	4.74	0.00	1,755.83

2016	68.37	119.21	0.00	16.83	26.86	0.00	76.43	4.71	0.00	1,412.52
2017	56.69	99.57	0.00	13.92	22.09	0.00	76.34	4.69	0.00	1,166.40
2018	48.23	85.29	0.00	11.77	18.57	0.00	76.25	4.68	0.00	984.37
2019	44.83	83.57	0.00	10.38	16.75	0.00	76.25	4.60	0.00	868.70
2020	43.78	87.00	0.00	9.44	15.77	0.00	76.30	4.49	0.00	790.92

2021	37.65	74.32	0.00	8.10	13.37	0.00	76.24	4.51	0.00	677.65
2022	33.11	65.32	0.00	7.05	11.55	0.00	76.19	4.52	0.00	589.41
2023	29.41	58.13	0.00	6.18	10.07	0.00	76.16	4.52	0.00	516.39
2024	25.00	49.96	0.00	4.97	8.01	0.00	76.29	4.53	0.00	415.69
2025	21.51	43.43	0.00	4.06	6.48	0.00	76.41	4.54	0.00	339.74

Rem	172.45	373.13	0.00	26.39	46.33	0.00	76.66	4.09	0.00	2,212.68

Total	1,115.43	2,065.52	0.00	269.62	445.68	0.00	76.00	4.53	0.00	22,508.53

Ult	1,115.43	2,065.52	0.00

		Net Tax	Net Tax	Net	Net	Net	Other	Net	Annual	Cum Disc.
	Well	Production	AdValorem	Investment	Lease Costs	Well Costs	Costs	Profits	Cash Flow	Cash Flow
Year	Count	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)

2011	3.00	235.16	163.40	3,995.20	96.46	0.00	0.00	0.00	-1,215.54	-1,302.01
2012	5.00	156.75	106.18	1,799.00	160.00	0.00	0.00	0.00	-14.14	-1,281.06
2013	8.00	211.95	105.52	340.80	217.01	0.00	0.00	0.00	2,124.77	371.09
2014	8.00	162.16	79.08	0.00	227.35	0.00	0.00	0.00	1,827.09	1,664.42
2015	8.00	123.74	60.64	0.00	227.35	0.00	0.00	0.00	1,344.10	2,525.31

2016	8.00	99.32	48.95	0.00	227.35	0.00	0.00	0.00	1,036.91	3,126.29
2017	8.00	81.83	40.57	0.00	227.35	0.00	0.00	0.00	816.66	3,554.64
2018	8.00	68.89	34.31	0.00	227.35	0.00	0.00	0.00	653.82	3,865.07
2019	9.00	60.05	29.96	150.00	229.70	0.00	0.00	0.00	398.98	4,036.31
2020	9.00	53.73	26.80	0.00	234.36	0.00	0.00	0.00	476.04	4,221.55

2021	9.00	46.04	22.90	0.00	234.36	0.00	0.00	0.00	374.36	4,353.39
2022	9.00	39.97	19.80	0.00	234.36	0.00	0.00	0.00	295.29	4,447.54
2023	9.00	34.93	17.21	0.00	234.36	0.00	0.00	0.00	229.89	4,513.89
2024	9.00	27.86	13.05	0.00	197.00	0.00	0.00	0.00	177.79	4,560.35
2025	8.00	22.55	10.03	0.00	168.73	0.00	0.00	0.00	138.43	4,593.08

Rem.		138.95	63.94	0.00	3,055.23	0.00	0.00	0.00	-1,045.45	-0.01
Total		1,563.89	842.35	6,285.00	6,198.30	0.00	0.00	0.00	7,618.99	4,593.07

	Present Worth Profile (M$)
		PW	5.00%:	6,154.44
Disc. Initial Invest. (M$):	3,854.751	PW	8.00%:	5,181.40
ROInvestment (disc/undisc):	2.19/2.95	PW	10.00%:	4,593.07
Years to Payout:	2.62	PW	12.00%:	4,060.79
Internal ROR (%):	45.33	PW	15.00%:	3,362.30
		PW	20.00%:	2,423.34

TRC Eco DetailedNGL.rpt	Page: 5

— One-Line Summary —
Sort by
Reserve Category & Lease Name

3/9/2011	11:19:43 AM
Economic One-Liners
As of Date: 1/1/2011

Project Name:	FieldPoint Petroleum Corporation
Ownership Group:	All Cases

		Net Reserves		Net Revenue
		Oil, Cond,		Oil, Cond,			Expense		Cash Flow
Lease Name		NGL	Gas	NGL	Gas	Other	&Tax	Invest.	Non-Disc.	Disc. 10%	Life
Risked /UnRisked	Reserve Category	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(years)

Proved Rsv Class	Total	972.13	2,118.07	72,940.39	9,040.45	0.00	37,341.93	6,414.17	38,224.75	20,490.86	50.00

Proved Rsv Class
Producing Rsv Category	Total	677.39	1,374.03	50,535.14	5,810.76	0.00	27,819.64	0.00	28,526.26	14,746.34	50.00
APACHE BROMIDE SAND UNIT	P-DP	123.67	0.00	9,429.59	0.00	0.00	6,433.69	0.00	2,995.90	1,950.01	15.82
ARROWHEAD #1-49	P-DP	10.15	0.00	774.07	0.00	0.00	465.42	0.00	308.64	238.75	9.18
BUCHANAN -L- 0 - 0	P-DP	2.90	15.50	224.44	52.09	0.00	190.81	0.00	85.72	58.37	13.91
BUCHANAN M 1 - 1	P-DP	1.15	6.09	90.18	20.53	0.00	70.32	0.00	40.38	31.42	8.84
BUCHANAN P 1 - 1	P-DP	0.70	2.09	54.16	6.99	0.00	28.66	0.00	32.49	27.72	5.81
CARLESTON 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CARLESTON, HERBERT 3 - 3	P-DP	1.02	6.25	76.94	32.35	0.00	77.78	0.00	31.50	26.65	5.59
CHMELAR, EUGENE -A- 1 L	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CLEMMONS SUNBURST FEDERAL	P-DP	3.63	11.10	275.40	55.94	0.00	195.26	0.00	136.08	108.42	8.12
CRONOS FEE 001 -001	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ELKHORN 14 - 14	P-DP	3.10	0.00	217.09	0.00	0.00	140.80	0.00	76.29	57.84	9.80
ELKHORN A ST 015658A 15 - 15	P-DP	6.81	0.00	477.25	0.00	0.00	360.81	0.00	116.44	78.48	14.05
FIELDS 4- 1 - 4- 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HERMES FEE 001 - 001	P-DP	0.00	5.32	0.00	18.99	0.00	10.57	0.00	8.42	6.97	6.71
HERN 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HOSS 7800 RA SUA;CUSHMAN 001 -	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HOSS RA SUH;CUSHMAN 002 - 002	P-DP	0.41	67.96	32.35	294.25	0.00	122.19	0.00	204.40	136.30	17.12
JENNINGS FEDERAL 001-001	P-DP	130.38	114.08	9,954.72	531.64	0.00	3,447.71	0.00	7,038.64	2,924.37	47.61
KASPER 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
KINNEY ST #38	P-DP	89.59	0.00	6,274.03	0.00	0.00	2,401.57	0.00	3,872.46	1,377.13	50.00
KINNEY ST #38	P-DP	6.30	0.00	441.22	0.00	0.00	187.03	0.00	254.19	159.68	19.48
KORCZAK FED. #01	P-DP	14.91	20.01	1,123.98	188.92	0.00	522.72	0.00	790.18	567.90	15.92
LORENZ 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MARQUIS #7 7 - 7	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MCCLINTIC -A- 1 - 1	P-DP	6.21	7.45	480.75	27.13	0.00	135.00	0.00	372.88	126.92	50.00
MENZEL 1 - 1	P-DP	5.48	0.00	413.74	0.00	0.00	140.78	0.00	272.97	140.32	31.87
MERCURY FEE 001 - 001	P-DP	0.00	10.48	0.00	38.88	0.00	26.03	0.00	12.85	11.20	4.85
MERSIOVSKY 2 - 2	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILROSE-LORENZ 4 - 4	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILROSE-MARQUIS A 3 - 3	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILROSE-MARQUIS B 4 - 4	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILROSE-VAHRENKAMP 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TRC Eco One Liner 2.rpt	1

3/9/2011	11:19:43 AM
Economic One-Liners
As of Date: 1/1/2011

Project Name:	FieldPoint Petroleum Corporation
Ownership Group:	All Cases

		Net Reserves		Net Revenue
		Oil, Cond,		Oil, Cond,			Expense		Cash Flow
Lease Name		NGL	Gas	NGL	Gas	Other	& Tax	Invest.	Non-Disc.	Disc. 10%	Life
Risked /UnRisked	Reserve Category	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(year)

MOERBE 5 - 5	P-DP	0.61	6.74	45.84	48.60	0.00	56.77	0.00	37.67	27.04	12.17
MOERBE, VICTOR #1 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MOERBE, VICTOR 3 - 3	P-DP	0.25	2.23	18.94	14.75	0.00	28.44	0.00	5.25	4.71	3.42
NITSCHE, R.J. 1 - 1	P-DP	3.09	2.72	231.31	25.02	0.00	183.79	0.00	72.54	49.63	13.57
NORTH AMERICAN WEISE 1 - 1	P-DP	0.12	0.49	8.93	2.90	0.00	9.48	0.00	2.35	2.21	1.88
NORTH BILBREY 7 FEDERAL 001 - [ILLEGIBLE]	P-DP	0.03	351.84	0.65	1,069.59	0.00	477.34	0.00	592.90	303.59	30.25
NORTH BLOCK 12 UNIT	P-DP	135.92	0.00	10,096.37	0.00	0.00	5,114.32	0.00	4,982.05	2,662.72	26.57
PETERS #5	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PETERS ‘C’ 9 - 9	P-DP	0.08	0.41	5.97	1.79	0.00	6.93	0.00	0.83	0.79	1.47
PETERS 8 - 8	P-DP	1.87	6.20	142.72	59.48	0.00	93.78	0.00	108.41	84.28	9.54
QUINOCO SULIMAR 001 - 001	P-DP	44.52	0.00	3,262.00	0.00	0.00	1,300.30	0.00	1,961.70	1,036.02	29.29
RUSH SPRINGS MEDRANO UNIT	P-DP	38.12	3.23	2,968.57	22.28	0.00	1,968.44	0.00	1,022.41	827.12	7.34
S & M ENERGY-LORENZ 3 - 3	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-MARQUIS 6 - 6	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-MOERBE 2 - 2	P-DP	0.51	2.37	38.17	13.79	0.00	29.64	0.00	22.32	18.42	6.80
S & M ENERGY-PETERS B 7	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY -E- [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSYA 1 [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY B 2 [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY C 4 [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY D 5 [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-HERBERT STUESSY [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-HERBERT STUESSY [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-PETERS A	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-SPRETZ 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-SPRETZ A 2 - 2	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SCOTT PETROLEUM-PETERS A 6 - 6	P-DP	0.10	0.62	7.94	4.95	0.00	12.16	0.00	0.73	0.70	1.01
SHADE 0 - 0	P-DP	20.92	113.59	1,503.62	853.03	0.00	1,573.12	0.00	783.53	503.34	16.55
SHEARN FEDERAL 003 - 003	P-DP	6.62	0.00	493.67	0.00	0.00	221.17	0.00	272.50	238.92	4.84
SOUTH VACUUM 221 - 221	P-DP	0.00	0.19	0.00	0.64	0.00	0.61	0.00	0.04	0.04	0.16
SOUTH VACUUM 275 - 275	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SOUTH VACUUM UNIT 353 - 353	P-DP	0.00	584.38	0.00	2,284.93	0.00	595.38	0.00	1,689.55	702.46	49.00
STATE OF TEXAS -Z- 0 - 0	P-DP	10.96	0.00	843.44	0.00	0.00	716.79	0.00	126.66	108.72	4.83
STAUSS 1 - 1	P-DP	0.01	9.20	0.50	36.16	0.00	25.52	0.00	11.13	9.99	3.98
STEGLICH 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
STEINBACH 2 - 2	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
STEINBACH ET AL 1 - 1	P-DP	1.31	7.50	98.24	13.27	0.00	56.43	0.00	55.09	37.58	14.82

TRC Eco One Liner 2.rpt	2

3/9/2011	11:19:43 AM
Economic One-Liners
As of Date: 1/1/2011

Project Name :	FieldPoint Petroleum Corporation
Ownership Group :	All Cases

		Net Reserves		Net Revenue
		Oil, Cond,		Oil, Cond,			Expense		Cash Flow
Lease Name		NGL	Gas	NGL	Gas	Other	& Tax	Invest.	Non-Disc.	Disc. 10%	Life
Risked / UnRisked	Reserve Category	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(years)

SUNBURST SPENCE FEDERAL 002-	P-DP	0.80	5.76	59.26	29.24	0.00	69.48	0.00	19.02	16.42	4.77
URBAN #2 2 - 2	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
URBAN #3 3 - 3	P-DP	1.77	8.66	137.90	50.92	0.00	128.57	0.00	60.25	42.63	12.39
URBAN 1 - 1	P-DP	0.28	1.59	20.59	11.73	0.00	21.47	0.00	10.85	8.90	6.77
WACHSMANN 1 - 1	P-DP	1.12	0.00	86.81	0.00	0.00	65.87	0.00	20.94	16.13	8.88
WHISLER W-0321205A 2 - 2	P-DP	1.95	0.00	123.80	0.00	0.00	106.68	0.00	17.12	15.53	3.05
WHISTLER 42-35 - 42-35	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
WILLIAMS, MARY ISABELLA 6A - 6	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Proved Rsv Class
Behind Pipe Rsv Category	Total	25.12	298.36	1,913.97	1,212.44	0.00	917.75	129.17	2,079.49	1,151.44	30.98

KORCZAK FED. #01	P-BP	20.10	26.97	1,514.85	254.62	0.00	595.06	17.04	1,157.37	690.38	19.21
MERCURY FEE #01	P-BP	0.00	118.19	0.00	438.48	0.00	107.02	45.00	286.47	139.48	18.16
SOUTH VACUUM 221-221	P-BP	5.02	153.20	399.12	519.33	0.00	215.67	67.13	635.66	321.58	30.98
Proved Rsv Class

Non-Producing Rsv Category
BASS PETROLEUM-PETERS	P-NP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Proved Rsv Class
Shut-In Rsv Category	Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DROEMER #01	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DROEMER #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FISCHER #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HAMFF #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HOUSTON, VICTOR -A- #10A	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HOUSTON, VICTOR #1A	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
KORCZAK FED. #01	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MARQUIS #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MARQUIS -A- #05	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MERSLOVSKY #01	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILLER #01	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NITSCHE, R.J. #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SOUTH VACUUM UNIT 352 - 352	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Proved Rsv Class
Undeveloped Rsv Category	Total	269.62	445.68	20,491.28	2,017.25	0.00	8,604.54	6,285.00	7,618.99	4,593.07	50.00
BUCHANAN -L- PUD #01	P-UD	7.62	22.65	590.61	76.09	0.00	642.23	150.00	-125.54	20.62	50.00

TRC Eco One Liner 2.rpt	3

3/9/2011	11:19:43 AM

Economic One-Liners
As of Date: 1/1/2011

Project Name:	FieldPoint Petroleum Corporation
Ownership Group:	All Cases

		Net Reserves		Net Revenue
		Oil, Cond,		Oil, Cond,			Expense		Cash Flow
Lease Name		NGL	Gas	NGL	Gas	Other	& Tax	Invest.	Non-Disc.	Disc. 10%	Life
Risked /UnRisked	Reserve Category	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(years)

BUCHANAN -M- PUD #01	P-UD	6.71	19.92	526.18	67.12	0.00	212.43	150.00	230.87	66.61	26.02
BUCHANAN -M- PUD #02	P-UD	6.71	19.92	526.18	67.12	0.00	212.37	150.00	230.93	34.32	32.68
East Lusk l Fed #lH - 1H	P-UD	70.90	121.76	5,287.11	533.32	0.00	3,484.08	1,958.60	377.75	1,047.16	42.49
East Lusk l Fed #2H - 1H	P-UD	65.35	112.23	4,873.31	491.58	0.00	1,513.54	1,958.60	1,892.75	1,131.74	13.43
FLYING M SOUTH (ABO) PUD #01	P-UD	63.44	105.94	5,038.66	464.00	0.00	934.13	1,099.00	3,469.53	1,739.12	26.47
KORCZAK FED. PUD #1	P-UD	20.09	26.97	1,514.56	254.57	0.00	595.02	340.80	833.31	414.03	19.46
MCCLINTIC -A- PUD #01	P-UD	5.98	10.76	462.70	39.16	0.00	133.46	78.00	290.40	66.85	50.00
QUINOCO SULIMAR PUD #01	P-UD	22.82	5.55	1,671.99	24.29	0.00	877.28	400.00	419.00	72.61	22.61
Proved Rsv Class
P&A Rsv Category
MCCLINTIC, C. A., A-31 2 - 2	P-PA	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TRC Eco One Liner 2.rpt	4

— One-Line Summary —

Sort by
Field

3/9/2011 11:21:05 AM
Economic One-Liners
As of Date: 1/1/2011

Project Name:	FieldPoint Petroleum Corporation
Ownership Group:	All Cases

		Net Reserves		Net Revenue					Cash Flow
		Oil, Cond,		Oil, Cond,			Expense
Lease Name		NGL	Gas	NGL	Gas	Other	& Tax	Invest.	Non-Disc.	Disc. 10%	Life
Risked / UnRisked	Reserve Category	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(years)

Grand Total	Total	972.13	2,118.07	72,940.39	9,040.45	0.00	37,341.93	6,414.17	38,224.75	20,490.86	50.00
APACHE Field
APACHE BROMIDE SAND UNIT	P-DP	123.67	0.00	9,429.59	0.00	0.00	6,433.69	0.00	2,995.90	1,950.01	15.82

BIG MUDDY Field	Total	9.91	0.00	694.34	0.00	0.00	501.61	0.00	192.73	136.32	14.05

ELKHORN 14 - 14	P-DP	3.10	0.00	217.09	0.00	0.00	140.80	0.00	76.29	57.84	9.80
ELKHORN A ST 015658A 15 - 15	P-DP	6.81	0.00	477.25	0.00	0.00	360.81	0.00	116.44	78.48	14.05
BIG MUDDY (DAKOTA) Field
KINNEY ST #38	P-DP	89.59	0.00	6,274.03	0.00	0.00	2,401.57	0.00	3,872.46	1,377.13	50.00
BIG MUDDY (WALL CREEK) Field
KINNEY ST #38	P-DP	6.30	0.00	441.22	0.00	0.00	187.03	0.00	254.19	159.68	19.48
BILBREY Field
NORTH BILBREY 7 FEDERAL 001 - [ILLEGIBLE]	P-DP	0.03	351.84	0.65	1,069.59	0.00	477.34	0.00	592.90	303.59	30.25
BLOCK 6 Field
STATE OF TEXAS -Z- 0 - 0	P-DP	10.96	0.00	843.44	0.00	0.00	716.79	0.00	126.66	108.72	4.83

BLOCK A-49 Field	Total	146.07	0.00	10,870.44	0.00	0.00	5,579.74	0.00	5,290.70	2,901.47	26.57

ARROWHEAD #1-49	P-DP	10.15	0.00	774.07	0.00	0.00	465.42	0.00	308.64	238.75	9.18
NORTH BLOCK 12 UNIT	P-DP	135.92	0.00	10,096.37	0.00	0.00	5,114.32	0.00	4,982.05	2,662.72	26.57
CHICKASHA Field
RUSH SPRINGS MEDRANO UNIT	P-DP	38.12	3.23	2,968.57	22.28	0.00	1,968.44	0.00	1,022.41	827.12	7.34

FLYING M Field	Total	4.43	16.85	334.66	85.18	0.00	264.74	0.00	155.10	124.83	8.12
CLEMMONS SUNBURST FEDERAL [ILLEGIBLE]	P-DP	3.63	11.10	275.40	55.94	0.00	195.26	0.00	136.08	108.42	8.12
SUNBURST SPENCE FEDERAL 002 -[ILLEGIBLE]	P-DP	0.80	5.76	59.26	29.24	0.00	69.48	0.00	19.02	16.42	4.77
FLYING M SOUTH (ABO) Field

FLYING M SOUTH (ABO) PUD #01	P-UD	63.44	105.94	5,038.66	464.00	0.00	934.13	1,099.00	3,469.53	1,739.12	26.47
FREDDY HUTT (WILCOX) Field
HOUSTON, VICTOR #1A	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FREDDY HUTT, SOUTH Field

WILLIAMS, MARY ISABELLA 6A - 6	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FREDDY HUTT, SOUTH (WILCOX) Field

HOUSTON, VICTOR -A- #10A	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

GIDDINGS Field	Total	20.92	113.59	1,503.62	853.03	0.00	1,573.12	0.00	783.53	503.34	16.55
CHMELAR, EUGENE -A- 1 L	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SHADE 0 - 0	P-DP	20.92	113.59	1,503.62	853.03	0.00	1,573.12	0.00	783.53	503.34	16.55

TRC Eco One Liner 2.rpt	1

3/9/2011 11:21:05 AM
Economic One-Liners
As of Date: 1/1/2011

Project Name:	FieldPoint Petroleum Corporation

Ownership Group:	All Cases

		Net Reserves		Net Revenue					Cash Flow
		Oil, Cond,		Oil, Cond,			Expense
Lease Name		NGL	Gas	NGL	Gas	Other	& Tax	Invest.	Non-Disc.	Disc. 10%	Life
Risked / UnRisked	Reserve Category	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(years)

LONGWOOD Field	Total	0.41	67.96	32.35	294.25	0.00	122.19	0.00	204.40	136.30	17.12

HOSS 7800 RA SUA;CUSHMAN 001 -	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HOSS RA SUH;CUSHMAN 002 - 002	P-DP	0.41	67.96	32.35	294.25	0.00	122.19	0.00	204.40	136.30	17.12

LOVING Field	Total	0.00	133.99	0.00	496.36	0.00	143.62	45.00	307.74	157.66	18.16

CRONOS FEE 001 - 001	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HERMES FEE 001 - 001	P-DP	0.00	5.32	0.00	18.99	0.00	10.57	0.00	8.42	6.97	6.71
MERCURY FEE 001 - 001	P-DP	0.00	10.48	0.00	38.88	0.00	26.03	0.00	12.85	11.20	4.85
MERCURY FEE #01	P-BP	0.00	118.19	0.00	438.48	0.00	107.02	45.00	286.47	139.48	18.16

LUSK Field	Total	328.36	422.03	24,762.19	2,254.64	0.00	10,379.29	4,275.04	12,362.50	7,014.50	47.61

JENNINGS FEDERAL 001 - 001	P-DP	130.38	114.08	9,954.72	531.64	0.00	3,447.71	0.00	7,038.64	2,924.37	47.61
KORCZAK FED. #01	P-DP	14.91	20.01	1,123.98	188.92	0.00	522.72	0.00	790.18	567.90	15.92
SHEARN FEDERAL 003 - 003	P-DP	6.62	0.00	493.67	0.00	0.00	221.17	0.00	272.50	238.92	4.84
KORCZAK FED. #01	P-BP	20.10	26.97	1,514.85	254.62	0.00	595.06	17.04	1,157.37	690.38	19.21
KORCZAK FED. #01	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
East Lusk l Fed #1H-1H	P-UD	70.90	121.76	5,287.11	533.32	0.00	3,484.08	1,958.60	377.75	1,047.16	42.49
East Lusk 1 Fed #2H - 1H	P-UD	65.35	112.23	4,873.31	491.58	0.00	1,513.54	1,958.60	1,892.75	1,131.74	13.43
KORCZAK FED. PUD #1	P-UD	20.09	26.97	1,514.56	254.57	0.00	595.02	340.8	833.31	414.03	19.46
PUTNAM Field

FIELDS 4-1 - 4-1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

SERBIN Field	Total	17.62	45.76	1,334.04	279.54	0.00	911.89	0.00	701.69	460.01	31.87

CARLESTON 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CARLESTON, HERBERT 3 - 3	P-DP	1.02	6.25	76.94	32.35	0.00	77.78	0.00	31.50	26.65	5.59
HERN 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
KASPER 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LORENZ 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MARQUIS #7 7 - 7	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MENZEL 1 - 1	P-DP	5.48	0.00	413.74	0.00	0.00	140.78	0.00	272.97	140.32	31.87
MERSIOVSKY 2 - 2	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILROSE-LORENZ 4 - 4	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILROSE-MARQUIS A 3 - 3	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILROSE-MARQUIS B 4 - 4	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILROSE-VAHRENKAMP 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MOERBE 5 - 5	P-DP	0.61	6.74	45.84	48.60	0.00	56.77	0.00	37.67	27.04	12.17

TRC Eco One Liner 2.rpt	2

3/9/2011 11:21:05 AM
Economic One-Liners
As of Date: 1/1/2011

Project Name:	FieldPoint Petroleum Corporation

Ownership Group:	All Cases

		Net Reserves		Net Revenue					Cash Flow
		Oil, Cond,		Oil, Cond,			Expense
Lease Name		NGL	Gas	NGL	Gas	Other	& Tax	Invest.	Non-Disc.	Disc. 10%	Life
Risked / UnRisked	Reserve Category	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(years)

MOERBE, VICTOR #1 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MOERBE, VICTOR 3 - 3	P-DP	0.25	2.23	18.94	14.75	0.00	28.44	0.00	5.25	4.71	3.42
NITSCHE, R.J. 1 - 1	P-DP	3.09	2.72	231.31	25.02	0.00	183.79	0.00	72.54	49.63	13.57
NORTH AMERICAN WEISE 1 - 1	P-DP	0.12	0.49	8.93	2.90	0.00	9.48	0.00	2.35	2.21	1.88
PETERS #5	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PETERS ’C 9 - 9	P-DP	0.08	0.41	5.97	1.79	0.00	6.93	0.00	0.83	0.79	1.47
PETERS 8 - 8	P-DP	1.87	6.2	142.72	59.48	0.00	93.78	0.00	108.41	84.28	9.54
S & M ENERGY-LORENZ 3 - 3	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-MARQUIS 6 - 6	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-MOERBE 2 - 2	P-DP	0.51	2.37	38.17	13.79	0.00	29.64	0.00	22.32	18.42	6.8
S & M ENERGY-PETERS B 7	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY -E- 7[ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY A 1 [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY B 2 [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY C 4 [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-DEAN STUESSY D 5 [ILLEGIBLE]	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-HERBERT STUESSY	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-HERBERT STUESSY	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-PETERS A	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-SPRETZ 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S & M ENERGY-SPRETZ A 2 - 2	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SCOTT PETROLEUM-PETERS A 6 - 6	P-DP	0.10	0.62	7.94	4.95	0.00	12.16	0.00	0.73	0.7	1.01
STEGLICH 1 - 1	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
STEINBACH 2 - 2	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
STEINBACHETAL1-1	P-DP	1.31	7.50	98.24	13.27	0.00	56.43	0.00	55.09	37.58	14.82
URBAN #22 - 2	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
URBAN #3 3 - 3	P-DP	1.77	8.66	137.9	50.92	0.00	128.57	0.00	60.25	42.63	12.39
URBAN 1 - 1	P-DP	0.28	1.59	20.59	11.73	0.00	21.47	0.00	10.85	8.9	6.77
WACHSMANN 1 - 1	P-DP	1.12	0.00	86.81	0.00	0.00	65.87	0.00	20.94	16.13	8.88
BASS PETROLEUM-PETERS	P-NP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

SERBIN (TAYLOR SAND) Field	Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DROEMER #01	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
DROEMER #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FISCHER #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
HAMFF #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MARQUIS #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TRC Eco One Liner 2.rpt	3

3/9/2011 11:21:05 AM
Economic One-Liners
As of Date: 1/1/2011

Project Name:	FieldPoint Petroleum Corporation

Ownership Group:	All Cases

		Net Reserves		Net Revenue					Cash Flow
		Oil, Cond,		Oil, Cond,			Expense
Lease Name		NGL	Gas	NGL	Gas	Other	& Tax	Invest	Non-Disc.	Disc. 10%	Life
Risked / UnRisked	Reserve Category	(Mbbl)	(MMcf)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(M$)	(years)

MARQUIS -A- #05	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MERSLOVSKY #01	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MILLER #01	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NITSCHE, R.J. #02	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

SPRABERRY Field	Total	10.96	31.14	849.53	106.73	0	424.79	0	531.48	244.42	50.00
BUCHANAN -L- 0 - 0	P-DP	2.90	15.50	224.44	52.09	0.00	190.81	0.00	85.72	58.37	13.91
BUCHANAN M 1 - 1	P-DP	1.15	6.09	90.18	20.53	0.00	70.32	0.00	40.38	31.42	8.84
BUCHANAN P 1-1	P-DP	0.7	2.09	54.16	6.99	0.00	28.66	0.00	32.49	27.72	5.81
MCCLINTIC -A- 1 - 1	P-DP	6.21	7.45	480.75	27.13	0.00	135	0.00	372.88	126.92	50.00
MCCLINTIC, C. A., A-31 2 - 2	P-PA	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

SPRABERRY (TREND AREA) Field	Total	27.01	73.24	2,105.66	249.50	0	1,200.49	528.00	626.66	188.41	50.00
BUCHANAN -L- PUD #01	P-UD	7.62	22.65	590.61	76.09	0.00	642.23	150.00	-125.54	20.62	50.00
BUCHANAN -M- PUD #01	P-UD	6.71	19.92	526.18	67.12	0.00	212.43	150.00	230.87	66.61	26.02
BUCHANAN -M- PUD #02	P-UD	6.71	19.92	526.18	67.12	0.00	212.37	150.00	230.93	34.32	32.68
MCCLINTIC -A- PUD #01	P-UD	5.98	10.76	462.70	39.16	0.00	133.46	78.00	290.40	66.85	50.00
SULIMAR Field
QUINOCO SULIMAR 001 - 001	P-DP	44.52	0.00	3,262.00	0.00	0.00	1,300.30	0.00	1,961.70	1,036.02	29.29
SULIMAR (QUEEN) Field
QUINOCO SULIMAR PUD #01	P-UD	22.82	5.55	1,671.99	24.29	0.00	877.28	400	419.00	72.61	22.61
TULETA, W. Field
STAUSS 1 - 1	P-DP	0.01	9.20	0.50	36.16	0.00	25.52	0.00	11.13	9.99	3.98

VACUUM SOUTH Field	Total	5.02	737.77	399.12	2,804.91	0	811.66	67.13	2,325.24	1,024.07	49.00
SOUTH VACUUM 221 - 221	P-DP	0.00	0.19	0.00	0.64	0.00	0.61	0.00	0.04	0.04	0.16
SOUTH VACUUM 275 - 275	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
SOUTH VACUUM UNIT 353 - 353	P-DP	0.00	584.38	0.00	2,284.93	0.00	595.38	0.00	1,689.55	702.46	49.00
SOUTH VACUUM 221 - 221	P-BP	5.02	153.20	399.12	519.33	0.00	215.67	67.13	635.66	321.58	30.98
SOUTH VACUUM UNIT 352 - 352	P-SI	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

WHISLER Field	Total	1.95	0	123.80	0	0	106.68	0	17.12	15.53	3.05
WHISLER W-0321205A 2 - 2	P-DP	1.95	0.00	123.80	0.00	0.00	106.68	0.00	17.12	15.53	3.05
WHISTLER 42-35 - 42-35	P-DP	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

TRC Eco One Liner 2.rpt	4

PGH Petroleum & Environmental Engineers, L.L.C. (“PGH”) prepared the Estimate of Proved Reserves and Revenue as of January 1, 2010 for Fieldpoint Petroleum Corporation (“Fieldpoint”) in accordance with the Standard Board and Rules 4-10(a) (1)-(32) of Regulation S-X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8), and 1203(a) of Regulations S-K of the Securities and Exchange Commission; provided, however, federal income tax has not been taken into account in estimating future net revenue and discounted future net revenue set forth in the report.
PGH is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the United States for over 15 years. PGH does not have any financial interest including stock ownership, in FieldPoint. Our fees were not contingent on the results of our evaluation. PGH has used standard and well recognized methods in the oil and gas industry in preparing this report.
Respectfully Submitted,
PGH Petroleum & Environmental Engineers, L.L.C.
Texas Engineering Registration No. F-9137
CERTIFICATE OF QUALIFICATION
I, Wayman T. Gore, Jr., P.E., with PGH Petroleum & Environmental Engineers, L.L.C. (“PGH”), 7500 Rialto Blvd., Suite 150 Austin, Texas, 78735 U.S.A., hereby certify:
1.	I am President of PGH, the engineering firm that prepared the above referenced report for Fieldpoint Petroleum Corporation dated March 8, 2010.

2.	As President of PGH, I was responsible for the preparation of this report.

3.
I am a graduate of The University of Texas at Austin. I obtained a Bachelor of Science degree in Petroleum Engineering in May 1980. I am a Licensed Professional Engineer in the State of Texas. My license number is 56682. I am a member of the Society of Petroleum Engineers, the Society of Petroleum Evaluation Engineers, the Society of Petrophysicists and Well Log Analysts and the American Association of Petroleum Geologists. I have in excess of 29 years of experience as a petroleum engineer in the oil and gas industry performing reservoir studies and oil and gas reserve evaluations.

/s/ Wayman T. Gore, Jr. Wayman T. Gore, Jr., P.E.
Texas Engineering License No. 56682
President
PGH Petroleum & Environmental Engineers, L.L.C.